EXHIBIT 10.4
SECOND AMENDED & RESTATED
INVESTOR RIGHTS AGREEMENT
THIS SECOND AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT (this “Investor Rights Agreement”), dated as of October 30, 2024 (the “Effective Date”), is made and entered into by and among KORE Group Holdings, Inc., a Delaware corporation (“PubCo”), Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”), the ABRY Entities (as defined below) and Searchlight IV KOR, L.P.(“Searchlight”) (Sponsor, the ABRY Entities and Searchlight, together with the other parties listed on the signature pages to the Prior Agreement (as defined below) and any person or entity who hereafter becomes a party to this Investor Rights Agreement pursuant to Section 6.8, shall be referred to herein as each, a “Holder” and collectively, the “Holders”).
RECITALS
WHEREAS, on November 15, 2023 (the “Prior Date”), PubCo entered into an investment agreement with Searchlight in connection with the issuance of Series A Preferred Stock of PubCo (the “Series A Preferred Stock”) and warrants to purchase shares of common stock of PubCo (the “Searchlight Investment” and such agreement, the “Investment Agreement”);
WHEREAS, on the Prior Date, PubCo entered into an Amended & Restated Investors Rights Agreement, with Sponsor, the ABRY Entities, Searchlight, and certain individuals party thereto whose names appear on the signature pages thereof (as amended, the “Prior Agreement”), in connection with the Searchlight Investment, which amended and restated in its entirety that certain Investors Rights Agreement, dated as of the Prior Original Date, by and between PubCo, Sponsor, the ABRY Entities, and certain individuals party thereto whose names appear on the signature pages thereof (as amended, the “Prior Original Agreement”);
WHEREAS, pursuant to Section 6.12 of the Prior Agreement, upon the written consent of each of Searchlight, the Sponsor and the ABRY Entities, any provisions, covenants or conditions of the Prior Agreement may be amended or modified so long as such amendment or modification does not adversely affect one Holder, solely in its capacity as a holder of the shares of capital stock of PubCo, in a manner that is materially different from the other Holders (in such capacity);
WHEREAS, PubCo, Searchlight, the Sponsor and the ABRY Entities now desire to amend and restate the Prior Agreement in its entirety in accordance with Section 6.12 of the Prior Agreement, with this Investor Rights Agreement being binding on all of the Holders (regardless of whether such Holders are signatories hereto); and
WHEREAS, on the Effective Date, the parties hereto desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Investor Rights Agreement.
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holders, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Investor Rights Agreement, have the respective meanings set forth below:
“ABRY Entities” shall mean each of ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Investment Partnership, L.P., ABRY Senior Equity IV, L.P. and ABRY Senior Equity IV Co-Investment Fund, L.P.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal Financial Officer of PubCo, after consultation with counsel to PubCo, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement or Prospectus were not being filed and (iii) PubCo has a bona fide business purpose for not making such information public.
“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided, that, in no event shall PubCo or any of PubCo’s subsidiaries be considered an Affiliate of any portfolio company (other than PubCo and its subsidiaries) of any investment fund or account affiliated with, managed or controlled by, any direct or indirect equityholder of PubCo nor shall any portfolio company (other than PubCo and its subsidiaries) of any investment fund or account affiliated with any equityholder of PubCo be considered to be an Affiliate of PubCo or any of its subsidiaries; provided, further, that with respect to Searchlight, in no event shall any portfolio company of any investment fund or account affiliated with, managed or controlled by Searchlight or any direct or indirect equityholder thereof be considered to be an Affiliate.
“Audit Committee” shall have the meaning given in subsection 2.1.8.
“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
“Block Sale” means the sale of shares of Common Stock, or securities or other obligations exercisable or exchangeable for, or convertible into Common Stock, in each case constituting more than 3% of PubCo Common Stock then-outstanding to one or more purchasers by means of (i) a bought deal, (ii) a block trade or (iii) a direct sale, in each case whether in a registered transaction without a prior marketing process or pursuant to Rule 144 under the Securities Act.
“Board” shall mean the Board of Directors of PubCo.
“business day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.
“Bylaws” means the amended and restated bylaws of PubCo, as the same may be amended from time to time.
“Certificate of Incorporation” means the amended and restated certificate of incorporation of PubCo, as the same may be amended from time to time.
“Commission” shall mean the Securities and Exchange Commission.
“Common Stock” shall mean shares of common stock, par value $0.0001 per share, of PubCo.
“Compensation Committee” shall have the meaning given in subsection 2.1.8.
“Demanding Holder” shall have the meaning given in subsection 3.1.3.
“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Form S-l Shelf” shall have the meaning given in subsection 3.1.1.
“Form S-3 Shelf” shall have the meaning given in subsection 3.1.1.
“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.
“Holder Information” shall have the meaning given in subsection 5.1.2.
“Holders” shall have the meaning given in the Preamble hereto.
“Independent Director” shall mean a Director who qualifies as “independent” pursuant to the listing standards of the national securities exchange upon which the Common Stock is admitted to trading.
“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.
“Maximum Number of Securities” shall have the meaning given in subsection 3.1.4.
“Minimum Takedown Threshold” shall have the meaning given in subsection 3.1.3.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“Named Director” shall have the meaning given in subsection 2.1.1(v).
“NCG Committee” shall have the meaning given in subsection 2.1.8.
“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating certain Persons (including to fill vacancies) and providing the highest level of support for election or removal for cause of such Persons to the Board in connection with the annual or any special meeting of stockholders of PubCo.

“Original RRA” means that certain Registration and Shareholder Rights Agreement, dated as of October 26, 2020.
“Organizational Documents” means the Certificate of Incorporation and the Bylaws.
“Permitted Transferees” (a) with respect to any Holder of Registrable Securities other than Searchlight, means (i) an Affiliate of such Holder or (ii) direct or indirect profit interest holder, limited partner, member, shareholders or other equity holder of, or other holder of equity interests in, such Holder and (b) with respect to Searchlight, has the meaning given in the Investment Agreement.
“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.
“Piggyback Registration” shall have the meaning given in subsection 3.2.1.
“Pre-Closing Holder Requesting Stockholders” shall mean the ABRY Entities, Dotmar Investments Limited, Terridian Inc., Jarmess LLC and each of their respective Affiliates.
“Pre-Closing Holder Director” shall have the meaning given in subsection 2.1.1(i).
“Pre-Closing Stockholders” shall mean (i) the ABRY Entities, (ii) Dotmar Investments Limited, Terridian Inc., Jarmess LLC, (iii) the other signatories party to the Prior Original Agreement and (iv) each director and executive officer of PubCo from time to time that acquires Registrable Securities.
“Principal Holder” shall mean each of Sponsor, Searchlight and the ABRY Entities.
“Prior Agreement” shall have the meaning set forth in the recitals hereto.
“Prior Original Date” shall mean September 30, 2021.
“Prospectus” shall mean the prospectus included in any Registration Statement, (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rules 430A or 430B under the Securities Act or any successor rule thereto), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“PubCo” shall have the meaning given in the Preamble hereto.
“Registrable Security” shall mean at any time any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any other equity security) of PubCo held by a Holder and any security into which such shares of Common Stock or other equity security shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise, in each case other than any security received pursuant to an incentive plan adopted by PubCo on or after the Prior Original Date; provided, however, that, as to any particular Registrable Security, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (w) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (x) with respect to any Holder (other than Searchlight) and its Affiliates, the date on which such securities may be disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act without limitation thereunder on volume or manner of sale, (y) with respect to Searchlight and its Affiliates that beneficially own less than three percent (3%) of the outstanding shares of the Common Stock in the aggregate, the date on which such securities may be disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act without limitation thereunder on volume, manner of sale or availability of current public information; and (z) the date on which such securities cease to be outstanding.
“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including the following:
(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;
(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C) printing, messenger, telephone and delivery expenses;
(D) reasonable fees and disbursements of counsel for PubCo;
(E) reasonable fees and disbursements of all independent registered public accountants of PubCo incurred specifically in connection with such Registration; and
(F) reasonable fees and expenses of one (1) legal counsel selected by (i) the majority-in-interest of the Demanding Holders in an Underwritten Offering or (ii) in the case of a Piggyback Registration, the majority-in-interest of the Holders participating in such Piggyback Registration.
“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Investor Rights Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person.
“Requesting Holders” shall have the meaning given in subsection 3.1.4.
“Searchlight Director” shall have the meaning given in subsection 2.1.1(iii).
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Shareholder Representative” means ABRY Partners VII, L.P, or such other Person who is identified as the replacement Shareholder Representative by the then existing Shareholder Representative giving prior written notice to PubCo.
“Shelf” shall have the meaning given in subsection 3.1.1.
“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Shelf Registration Statement, including a Piggyback Registration.
“Sponsor” shall have the meaning given in the Preamble hereto.
“Subsequent Shelf Registration” shall have the meaning given in subsection 3.1.2.
“Underwriter” shall mean any investment banker(s) and manager(s) appointed to administer the offering of any Registerable Securities as principal in an Underwriting Offering.
“Underwritten Offering” shall mean a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.
“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.1.3.
“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.
“Withdrawal Notice” shall have the meaning given in subsection 3.1.5.
ARTICLE II
GOVERNANCE
2.1    Board of Directors.
2.1.1    Composition of the Board. At and following the date hereof, PubCo shall take all Necessary Action to cause the Board to be comprised of up to ten (10) directors (subject to Section 2.3), selected as set forth herein. As of and, except as otherwise indicated below, following the date hereof, the Board shall include:
(i)    up to two (2) directors designated to PubCo by the ABRY Entities (such directors and any of their respective successors designated pursuant to subsection 2.1.3, each, a “Pre-Closing Holder Director”); provided, that if the ABRY Entities and their respective Affiliates cease to own shares of Common Stock of PubCo representing greater than 5% of the total shares of Common Stock of PubCo then-outstanding, then the ABRY Entities shall not have the right to designate any directors to the Board and PubCo shall have no further obligations under this subsection 2.1.1(i);
(ii)    up to two (2) directors designated to PubCo by the Sponsor (such directors and any of their respective successors designated pursuant to subsection 2.1.5, each, a “Sponsor Director”); provided, that if Sponsor and its Affiliates cease to own shares of Common Stock of PubCo representing greater than 5% of the total shares of Common Stock of PubCo then-outstanding, then the Sponsor shall not have the right to designate any directors to the Board and PubCo shall have no further obligations under this subsection 2.1.1(ii);
(iii)    up to two (2) directors designated to PubCo by Searchlight (such directors, and any of their respective successors designated pursuant to subsection 2.1.4, each, a “Searchlight Director”); provided, that if Searchlight and its Affiliates cease to own at least 7,866,666 shares of Common Stock (including, for this purpose, shares underlying warrants to purchase shares of Common Stock) of PubCo in the aggregate (as proportionately adjusted for stock splits, stock dividends, combinations or reclassifications or the like) (such time, the “Fall-Away of Purchaser Board Rights”), then Searchlight shall not have the right to designate any directors to the Board and PubCo shall have no further obligations under this subsection 2.1.1(iii);
(iv)    the chief executive officer of PubCo, whom shall initially be Ronald Totton;

(v)    up to three (3) Independent Directors by recommendation of the NCG Committee, so long as, in each case, such person has been approved by the Board, which shall initially be as the date hereof, Timothy Donahue, H. Paulett Eberhart and Cheemin Bo-Linn (each, a “Named Director”); and
(vi)    in the event of a reduction to the number of directors that a Principal Holder is entitled to designate pursuant to subsections (i), (ii) or (iii) above (such number, in the aggregate as among all Principal Holders, the “Amount”), up to such number of Independent Directors equal to the Amount (subject to Section 2.3) by recommendation of the NCG Committee, so long as, in each case, each such individual has been approved by the Board.
As of the date hereof, the foregoing directors are to be divided into three (3) classes of directors, with each class serving for staggered three (3)-year terms commencing as of the Effective Date as follows:
(b)    The Class I directors shall include: (x) two (2) Independent Directors nominated by the NCG Committee and approved by the Board (selected for Class I by the NCG Committee) (y) subject to subsection (vi) of subsection 2.1.1, one (1) Searchlight Director designated by Searchlight (selected for Class I by Searchlight) and (z) subject to subsection (vi) of subsection 2.1.1, one (1) Sponsor Director designated by the Sponsor (selected for Class I by the Sponsor);
(c)    The Class II directors shall include: (x) subject to subsection (vi) of subsection 2.1.1, one (1) Searchlight Director designated by Searchlight (selected for Class II by Searchlight), (y) subject to subsection (vi) of subsection 2.1.1, one (1) Sponsor Director designated by the Sponsor (selected for Class II by the Sponsor) and (z) one (1) Independent Director nominated by the NCG Committee and approved by the Board (selected for Class II by the NCG Committee); and
(d)    The Class III directors shall include: (x) the CEO of PubCo and (y) subject to subsection (vi) of subsection 2.1.1 two (2) Pre-Closing Holder Directors designated by the ABRY Entities (selected for Class III by the ABRY Entities).
The current term of the Class I directors shall expire immediately following PubCo’s 2025 annual meeting of stockholders at which directors are elected. The current term of the Class II directors shall expire immediately following PubCo’s 2026 annual meeting of stockholders at which directors are elected. The current term of the Class III directors shall expire immediately following PubCo’s 2024 annual meeting at which directors are elected. For the avoidance of doubt, the designation of a director in accordance with the foregoing shall be in the sole discretion of the Sponsor, Searchlight and the ABRY Entities, as applicable, and, if the Sponsor, Searchlight or the ABRY Entities, as applicable, elect not to so designate a director in accordance with the foregoing, such seats shall remain vacant until filled in accordance herewith.
2.1.2    Chairperson of the Board. PubCo shall take all Necessary Action to ensure that the Chairperson of the Board (who, as of the date hereof, shall be Timothy Donahue) is a director selected by a majority of the Board.
2.1.3    Pre-Closing Holder Representation. Subject to subsection 2.1.11 hereof, the ABRY Entities shall have the right to designate the replacement for any Pre-Closing Holder Director designated by the ABRY Entities. PubCo shall take all Necessary Action to ensure that such designees are included on the slate of nominees recommended by PubCo for election as directors in any shareholder meeting electing such replacement directors.
2.1.4    Searchlight Representation. Subject to subsection 2.1.11 hereof, Searchlight shall have the right to designate the replacement for any Searchlight Director designated by Searchlight. PubCo shall take all Necessary Action to ensure that such designee is included on the slate of nominees recommended by PubCo for election as directors in any shareholder meeting electing such replacement director.

2.1.5    Sponsor Representation. Subject to subsection 2.1.11 hereof, Sponsor shall have the right to designate the replacement for any Sponsor Director designated by Sponsor. PubCo shall take all Necessary Action to ensure that such designees are included on the slate of nominees recommended by PubCo for election as directors in any shareholder meeting electing such replacement directors.
2.1.6    Reserved.
2.1.7    Removal; Vacancies.
(a)    Each Holder agrees to vote, or cause to be voted, all shares of Common Stock owned by such Holder, or over which such Holder has voting control, and PubCo agrees to take all Necessary Action, in each case, from time to time and at all times, as applicable, in whatever manner as shall be necessary to ensure:
(i)    the removal for cause of any director designated to PubCo by the ABRY Entities, Searchlight or the Sponsor in accordance with subsection 2.1.1, in each case, upon the written request of the ABRY Entities, Searchlight or Sponsor, respectively; and
(ii)    that the vacancy, caused by reason of death, removal for cause or resignation, of any director designated to PubCo by the ABRY Entities, Searchlight or the Sponsor be filled by the replacement director designated to PubCo by the ABRY Entities, Searchlight or the Sponsor, respectively, as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).
(b)    Notwithstanding anything in Section 2.1 to the contrary and without in any way expanding the director designation rights set forth in subsection 2.1.1(a), promptly following such time as any of the ABRY Entities’ or Sponsor’s (together with their respective Affiliates’) ownership of shares of Common Stock equals or falls below 5% of the total shares of Common Stock of PubCo then-outstanding, the ABRY Entities or Sponsor, as applicable, shall cause their applicable director designees to promptly tender their respective resignations from the Board and any committee of the Board on which such directors then sit. Promptly following the Fall-Away of Purchaser Board Rights, Searchlight shall cause the Searchlight Directors to promptly tender their respective resignations from the Board and any committee of the Board on which such directors then sits.

2.1.8    Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) Audit (the “Audit Committee”), (y) Compensation (the “Compensation Committee”) and (z) Nominating and Corporate Governance (the “NCG Committee”), and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, each committee will have three (3) to four (4) members at the discretion of the Board; provided, that for so long as Searchlight is entitled to designate a director pursuant to Section 2.1 and has designated an Independent Director, PubCo shall take all Necessary Action such that a Searchlight Director serves on each of the Compensation Committee and NCG Committee.
2.1.9    Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable and documented out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.
2.1.10    Indemnification.
For so long as any Pre-Closing Holder Director, Searchlight Director or Sponsor Director serves as a director of PubCo, (i) PubCo shall provide all members of the Board with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements, and (ii) PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Pre-Closing Holder Director, Searchlight Director or

Sponsor Director nominated pursuant to this Investor Rights Agreement as and to the extent consistent with applicable Law, the Certificate of Incorporation, the Bylaws and any indemnification agreements with such directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).
2.1.11    Review of Nominees. Any nominee as a Pre-Closing Holder Director, Searchlight Director or Sponsor Director shall be subject to PubCo’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, PubCo may reasonably object to any such nominee within fifteen (15) days of receiving such completed questionnaire and background check authorization, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (1) such nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (in each case, excluding traffic violations and other minor offenses); (2) such nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (3) such nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such nominee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (5) such nominee was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds any such nominee to be unsuitable based upon one or more of the foregoing clauses (1) through (5) inclusive, and reasonably objects to such nominated director, the applicable Holder shall be entitled to propose a different nominee to the Board and such replacement nominee shall be subject to the review process outlined in this subsection 2.1.11.
2.2    Company Cooperation. PubCo shall (i) take all Necessary Action to cause the Board to consist of the number of directors specified in Section 2.1 and include in the slate of nominees to be voted upon by the stockholders of PubCo the Persons designated for nomination to the Board in accordance with Section 2.1, and (ii) use its reasonable best efforts to cause the applicable Principal Holder’s nominees designated pursuant to Section 2.1 to be elected to the Board, including by causing the Board to recommend that PubCo’s stockholders vote in favor of such Persons in any proxy statement used by PubCo to solicit the vote of its stockholders in connection with each meeting of PubCo’s stockholders.
2.3    NYSE Independence Requirements. Notwithstanding anything to the contrary herein, if at any time the directors then-nominated or currently serving on the Board do not collectively comply with any numerical independence requirements under applicable Law or stock exchange rules in respect of the composition of the Board, then the Board, acting in good faith solely for purposes of remedying any such non-compliance with applicable Law or stock exchange rules, may increase the size of the Board to the extent necessary to accommodate such number of additional Independent Directors to be nominated in order to allow the Board to comply with such applicable Law or stock exchange rule; provided, that if such non-compliance ceases then PubCo shall cause the size of the Board to be as set forth in Section 2.1.
2.4    Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each of PubCo, the ABRY Entities, Searchlight and Sponsor agree and acknowledge that the directors (including those designated by the ABRY Entities, Searchlight and Sponsor) may share confidential, non-public information about PubCo and its subsidiaries (“Confidential Information”) with the ABRY Entities, Searchlight or Sponsor, as applicable, and their respective Affiliates and Representatives. Each of the ABRY Entities, Searchlight and Sponsor recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause PubCo substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each of the ABRY Entities,

Searchlight and Sponsor covenants and agrees with PubCo that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of PubCo, directly or indirectly, disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of such party in violation of this Investor Rights Agreement, (b) disclosure is required by applicable Law (including any filing following the Prior Original Date with the SEC pursuant to applicable securities laws) or court of competent jurisdiction or requested by a Governmental Entity; provided, that (other than in the case of any required filing following the Prior Original Date with the SEC or in connection with any Regulatory Inquiry, for which notification shall expressly not be required) such party promptly notifies PubCo of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of PubCo, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to such party hereto before, on or after the Effective Date, without restriction, from a source (other than PubCo) without any breach of duty to PubCo or any of its Subsidiaries or (d) such information was independently developed by such party hereto or its Representatives without the use of, or reference to, the Confidential Information. Notwithstanding the foregoing, nothing in this Investor Rights Agreement shall prohibit the ABRY Entities, Searchlight and/or Sponsor from disclosing Confidential Information (x) to any Affiliate, Representative, limited partner, member, shareholder or other equity holder of such Party, provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and such party shall be responsible for any breach of this Section 2.4 by any such Person or (y) if such disclosure is made pursuant to any examinations, audits, investigations, regulatory sweeps or other regulatory inquiries by regulatory agencies, self- regulatory organizations, governmental agencies or examiners thereof (each a “Regulatory Inquiry”) with jurisdiction over such party hereto in connection with a Regulatory Inquiry that is not specifically directed at PubCo or the Confidential Information, provided that such party hereto shall request that confidential treatment be accorded to any Confidential Information so disclosed. No Confidential Information shall be deemed to be provided to any Person, including any Affiliate or portfolio company of a Pre-Closing Stockholder, Searchlight or Sponsor (including if any Pre-Closing Holder Director, Searchlight Director or Sponsor Director is also a director or member of a governing body of such Person), unless such Confidential Information is actually provided to such Person.
2.5    Termination. This Article II and the rights and obligations of the parties hereunder shall terminate with respect to each Principal Holder as set forth in subsection 2.1.1.
ARTICLE III
REGISTRATIONS AND OFFERINGS
3.1    Shelf Registration.
3.1.1    Filing. PubCo shall file on April 1, 2024 a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) (provided, that (i) if PubCo is ineligible to use a Form S-3 Shelf on or after April 1, 2024, then PubCo shall file and cause to be effective on or prior to April 15, 2024, a Registration Statement for a Shelf Registration on Form S-l (the “Form S-l Shelf” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) and (ii) if PubCo redeems or repurchases the Series A Preferred Stock in full (whether before, on or after April 1, 2024) and on such date PubCo is ineligible to use a Form S-3 Shelf, then PubCo shall file and cause to be effective a Form S-1 Shelf as soon as possible following such redemption or repurchase), in each case, covering the resale of all the Registrable Securities of Searchlight (the “Searchlight Shelf”) (determined as of two business days prior to such filing) on a delayed or continuous basis. PubCo shall use its commercially reasonable efforts to cause the Shelf to become effective as soon as practicable after such filing, it being agreed that any Form S-3 Shelf shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer. The Shelf shall provide for the resale of the Registrable Securities of Searchlight included therein pursuant to any method or combination of methods legally available to, and requested by, Searchlight. PubCo shall maintain a Shelf in accordance with the terms hereof with respect to all Registrable Securities, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event PubCo files a Form S-l Shelf, PubCo shall use its commercially reasonable efforts to convert the Form S-l Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after PubCo is eligible to use Form S-3.

3.1.2    Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, PubCo shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, PubCo shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.
3.1.3    Requests for Underwritten Shelf Takedowns. At any time and from time to time, the Sponsor and any Pre-Closing Holder Requesting Stockholder and, at any time and from time to time after the Searchlight Shelf has been declared effective by the Commission, Searchlight, may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”), provided that PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, (1) in the case of the Sponsor or any Pre-Closing Holder Requesting Stockholder, $25,000,000 or (2) in the case of Searchlight, $5,000,000, or (y) all remaining Registrable Securities held by the requesting Holder (the “Minimum Takedown Threshold”) All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to PubCo’s prior approval which shall not be unreasonably withheld, conditioned or delayed. The Sponsor may demand four Underwritten Shelf Takedowns each fiscal year, Searchlight may demand four Underwritten Shelf Takedowns each fiscal year and the Pre-Closing Holder Requesting Stockholders (on a collective basis) may demand four Underwritten Shelf Takedowns each fiscal year; provided, that no demand for an Underwritten Shelf Takedown may be made prior to 45 days following the consummation of another Underwritten Shelf Takedown.
3.1.4    Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises PubCo, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Investor Rights Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that PubCo desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the

“Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, (i) the Registrable Securities that can be sold without exceeding the Maximum Number of Securities pro rata among such Holders on the basis of the number of Registrable Securities requested to be included by each such Holder, (ii) to the extent that the Maximum Number of Securities has not been reached, the Common Stock or other equity securities of other persons or entities that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities, and (iii) to the extent that the Maximum Number of Securities has not been reached, such number of shares of Common Stock or other equity securities proposed to be sold by PubCo until the Maximum Number of Securities is reached. Notwithstanding anything herein to the contrary, if the Maximum Number of Securities is less than 75% of the number of Registrable Securities requested by the Holders to be included in such Underwritten Shelf Takedown, such Underwritten Shelf Takedown shall not count as an Underwritten Shelf Takedown demanded by any Holder for purposes of subsection 3.1.3.
3.1.5    Withdrawal. A majority-in-interest of the Demanding Holders initiating a Shelf Takedown shall have the right to withdraw from a Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of their intention to withdraw from such Shelf Takedown; provided, that the Sponsor, Searchlight or any Pre-Closing Holder Requesting Stockholder may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 3.1.3, unless either (i) the Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) the Demanding Holder reimburses PubCo for all Registration Expenses with respect to such Underwritten Shelf Takedown; provided, that if a Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall count as an Underwritten Shelf Takedown demanded by such Holder for purposes of subsection 3.1.3. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Investor Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this subsection 3.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this subsection 3.1.5.
3.2    Piggyback Registration.
3.2.1    Piggyback Rights. If PubCo or any Holder proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of PubCo (or by PubCo and by the stockholders of PubCo including an Underwritten Shelf Takedown pursuant to Section 3.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of PubCo or (iv) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, a good faith estimate of the proposed maximum offering price of such securities, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within seven (7) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). PubCo shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 3.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such

Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering. Notwithstanding anything herein to the contrary, a Principal Holder effecting a Block Sale shall provide prompt written notice (but in no event later than twenty-four (24) hours prior to such Block Sale) to PubCo and any other Principal Holder setting forth the timeline for such offering to permit participation by any such other Principal Holder in such offering, and such other Principal Holder shall be entitled to participate in such Block Sale so long as such participation of such other Principal Holder does not materially delay the proposed timeline of such Block Sale specified in the notice.
3.2.2    Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises PubCo and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that PubCo desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 3.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of PubCo, exceeds the Maximum Number of Securities, then:
(a)    If the Registration or registered offering is undertaken for PubCo’s account, PubCo shall include in any such Registration or registered offering the number of shares of Common Stock or other equity securities proposed to be sold by PubCo, and thereafter, the Registrable Securities that can be sold without exceeding the Maximum Number of Securities pro rata among such Holders on the basis of the number of Registrable Securities requested to be included by each such Holder and, to the extent that the Maximum Number of Securities has not been reached, the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggy-back registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities;
(b)    If the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then PubCo shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 3.2.1, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included by each such Holder, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities for the account of other persons or entities that PubCo is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; and
(c)    If the Registration or registered offering is pursuant to a request by any of the Holders of Registrable Securities pursuant to Section 3.1, then the provisions of subsection 3.1.4 shall apply.
3.2.3    Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Investor Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 3.2.3.
3.2.4    Unlimited Piggyback Registration Rights. For purposes of clarity, subject to subsection 3.1.5 any Piggyback Registration effected pursuant to Section 3.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 3.1.3 hereof.
3.2.5    Lockup. In connection with any Underwritten Offering of equity securities of PubCo, each Holder agrees that it shall not transfer any shares of Common Stock (other than those included in such offering pursuant to this Investor Rights Agreement), without the prior written consent of PubCo, during the seven (7) days prior to and the ninety(90)-day period beginning on the date of pricing of such offering, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, with respect to an Underwritten Offering, a Holder shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each stockholder of PubCo that (together with their Affiliates) hold at least 5% of the issued and outstanding Common Stock and each of PubCo’s directors and officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders. A Holder’s obligations under this Section 3.3 shall only apply for so long as such Holder (together with its Affiliates) holds at least 5% of the issued and outstanding Common Stock.
ARTICLE IV
COMPANY PROCEDURES
4.1    General Procedures. In connection with any Shelf and/or Shelf Takedown, PubCo shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as possible:
4.1.1    prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;
4.1.2    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five (5) percent of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
4.1.3    prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable

Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
4.1.4    prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
4.1.5    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;
4.1.6    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
4.1.7    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
4.1.8    at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
4.1.9    notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 4.4 hereof;
4.1.10    permit a representative of each of the participating Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense (except to the extent such expense is included in Registration Expenses), in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements reasonably satisfactory to PubCo, prior to the release or disclosure of any such information; and provided, further, PubCo may not include the name of any Holder or any information regarding any Holder in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder and providing each such Holder a reasonable amount of time to review and comment on such applicable document, which comments PubCo shall include unless contrary to applicable law;
4.1.11    obtain a “cold comfort” letter from PubCo’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;
4.1.12    on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion and negative assurance letter is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;
4.1.13    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;
4.1.14    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of PubCo’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);
4.1.15    use its reasonable efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in an Underwritten Offering; and
4.1.16    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.
4.2    Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.
4.3    Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Investor Rights Agreement to the contrary, if any Holder does not provide PubCo with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of PubCo pursuant to a Registration initiated by PubCo hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by PubCo and (ii) without limiting Section 3.3, completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements (if required pursuant to Section 3.3), underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 4.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
4.4    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by PubCo to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by PubCo not more than three (3) times in any twelve (12)-month period. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 4.4.
4.5    Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 4.5. PubCo further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect), including providing any legal opinions and instructing its transfer agent to remove any legends in connection therewith. Upon the request of any Holder, PubCo shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
4.6    Other Obligations. In connection with a sale, disposition, pledge, hypothecation or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to the receipt of the any customary documentation required from the applicable Holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders (including the execution of customary agreements), in connection with the aforementioned sales, dispositions, pledges, hypothecations or transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any sale or transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.
ARTICLE V
INDEMNIFICATION AND CONTRIBUTION
5.1    Indemnification.
5.1.1    PubCo agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents, and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which it was made, not misleading, except insofar as the same are contained in any information furnished in writing to PubCo by such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

5.1.2    In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify PubCo, its directors, officers and agents and each person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which it was made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of PubCo.
5.1.3    Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (and, if necessary, one local counsel), unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
5.1.4    The indemnification provided for under this Investor Rights Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.
5.1.5    If the indemnification provided under Section 5.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 5.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 5.1.5 from any person who was not guilty of such fraudulent misrepresentation.
ARTICLE VI
MISCELLANEOUS
6.1    Notices. Any notice or communication under this Investor Rights Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery or electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Investor Rights Agreement must be addressed, if to PubCo to: KORE Group Holdings, Inc., 875 3rd Avenue, 11th Floor, New York, NY 10022, Attn: Romil Bahl, Jack Kennedy, E-mail: rbahl@korewireless.com, jkennedy@korewireless.com, and, if to any Holder, at such Holder’s address as set forth in PubCo’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.
6.2    Representations and Warranties of the Parties. Each of the parties hereby represents and warrants to each of the other parties as follows:
6.2.1    Such party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.
6.2.2    Such party has the full power, authority and legal right to execute, deliver and perform this Investor Rights Agreement. The execution, delivery and performance of this Investor Rights Agreement have been duly authorized by all necessary action, corporate or otherwise, of such party. This Investor Rights Agreement has been duly executed and delivered by such party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.
6.2.3    The execution and delivery by such party of this Investor Rights Agreement, the performance by such party of its, his or her obligations hereunder by such party does not and will not violate (i) in the case of parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.
6.2.4    Such party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such party’s ability to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.
6.2.5    There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such party to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.

6.3    Specific Performance. Each party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Investor Rights Agreement (including the failure to take such actions as are required of them under this Investor Rights Agreement) and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not, even if available, have an adequate remedy at Law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at Law or in equity) to injunctive relief, specific performance, or other equitable relief to prevent breaches of this Investor Rights Agreement and to enforce such obligations, without the posting of any bond or other security and without proof of damages, this being in addition to any other remedy to which they are entitled under this Investor Rights Agreement, and if any action should be brought in equity to enforce any of the provisions of this Investor Rights Agreement, none of the parties shall oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law. Further, each party agrees and acknowledges that the right of specific enforcement is an integral part of this Investor Rights Agreement and without that right, none of the parties would have entered into this Investor Rights Agreement.
6.4    Subsequent Acquisition of Shares. Any Equity Securities of PubCo acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Investor Rights Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Investor Rights Agreement.
6.5    Consents, Approvals and Actions. If any consent, approval or action of the Pre-Closing Stockholders, the Sponsor or Searchlight is required at any time pursuant to this Investor Rights Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Equity Securities of PubCo held by the Pre-Closing Stockholders, the Sponsor, or Searchlight, as applicable, at such time provide such consent, approval or action in writing at such time.
6.6    Not a Group; Independent Nature of Holders’ Obligations and Rights. The Holders and PubCo agree that the arrangements contemplated by this Investor Rights Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Holder agrees that, for purposes of determining beneficial ownership of such Holder, it shall disclaim any beneficial ownership by virtue of this Investor Rights Agreement of PubCo’s Equity Securities owned by the other Holders, and PubCo agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Holder under this Investor Rights Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Investor Rights Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and PubCo acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Investor Rights Agreement, and PubCo acknowledges that the Holders are not acting in concert or as a group, and PubCo shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Investor Rights Agreement. The decision of each Holder to enter into this Investor Rights Agreement has been made by such Holder independently of any other Holder. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its investment in PubCo and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Common Stock or enforcing its rights under this Investor Rights Agreement. PubCo and each Holder confirms that each Holder has had the opportunity to independently participate with PubCo and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including the rights arising out of this Investor Rights Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of PubCo, not the action or decision of any Holder, and was done solely for the convenience of PubCo and its subsidiaries and not because it was required to do so by any Holder. It is expressly understood and agreed that each provision contained in this Investor Rights Agreement is between PubCo and a Holder, solely, and not between PubCo and the Holders collectively and not between and among the Holders.

6.7    Other Business Opportunities.
6.7.1    The Parties expressly acknowledge and agree that to the fullest extent permitted by applicable law: (i) each of the Pre-Closing Stockholders Searchlight and the Sponsor (including in the case of the ABRY Entities, Searchlight and Sponsor, (A) its Affiliates, (B) any portfolio company in which it or any of its investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Pre-Closing Holder Directors, the Searchlight Directors and the Sponsor Directors has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as PubCo or any of its subsidiaries or deemed to be competing with PubCo or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to PubCo or any of its subsidiaries, or any other Holder the right to participate therein; (ii) each of the Pre-Closing Stockholders, Searchlight and the Sponsor (including in the case of the ABRY Entities, Searchlight and Sponsor, (A) its Affiliates, (B) any portfolio company in which it or any of its investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Pre-Closing Holder Directors, the Searchlight Directors and the Sponsor Designated Directors may invest in, or provide services to, any Person that directly or indirectly competes with PubCo or any of its subsidiaries; and (iii) in the event that any of the Pre-Closing Stockholders, Searchlight and the Sponsor (including in the case of ABRY Entities, Searchlight and Sponsor, (A) its Affiliates, (B) any portfolio company in which it or any of its investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) or any Pre-Closing Holder Director, Searchlight Director or Sponsor Designated Director, respectively, acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for PubCo or any of its subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to PubCo or any of its subsidiaries or any other Holder, as the case may be, and, notwithstanding any provision of this Investor Rights Agreement to the contrary, shall not be liable to PubCo or any of its subsidiaries or any other Holder (or its Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to PubCo or any of its subsidiaries or any other Holder (or its Affiliates). For the avoidance of doubt, the Parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of PubCo or any of its subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.
6.7.2    Each of the Parties hereby, to the fullest extent permitted by applicable law:
(a)    confirms that none of the ABRY Entities, Searchlight or the Sponsor or any of their respective Affiliates have any duty to PubCo or any of its subsidiaries or to any other Holder other than the specific covenants and agreements set forth in this Investor Rights Agreement;
(b)    acknowledges and agrees that (A) in the event of any conflict of interest between PubCo or any of its subsidiaries, on the one hand, and any of the Pre-Closing Stockholders, Searchlight, the Sponsor or any of their respective Affiliates (or any Pre-Closing Holder Director, Searchlight Director or Sponsor Director acting in his or her capacity as such), on the other hand, the Pre-Closing Stockholders, Searchlight, the Sponsor or their respective Affiliates (or any Pre-Closing Holder Director, Searchlight Director or Sponsor Director acting in his or her capacity as a director) may act in its best interest and (B) none of the Pre-Closing Stockholders, Searchlight, the Sponsor or any of their respective Affiliates or any Pre-Closing Holder Director, Searchlight Director or Sponsor Director acting in his or her capacity as a director, shall be obligated (1) to reveal to PubCo or any of its subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (2) to recommend or take any action in its capacity as a direct or indirect stockholder or director, as the case may be, that prefers the interest of PubCo or its subsidiaries over the interest of such Person; and

(c)    waives any claim or cause of action against any of the Pre-Closing Stockholders, Searchlight, the Sponsor and any of their respective Affiliates, and any officer, employee, agent or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under subsection 6.7.2(a) or subsection 6.7.2(b).
6.7.3    Each of the parties hereto agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 6.7 shall not apply to any alleged claim or cause of action against any of the Pre-Closing Stockholders, Searchlight or the Sponsor based upon the breach or nonperformance by such Person of this Investor Rights Agreement or any other agreement to which such Person is a party.
6.7.4    The provisions of this Section 6.7 to the extent that they restrict the duties and liabilities of any of the Pre-Closing Stockholders, Searchlight, the Sponsor or any of their respective Affiliates or any Pre-Closing Holder Director, Searchlight Director or Sponsor Director otherwise existing at law or in equity, are agreed by the Parties to replace such other duties and liabilities of the Pre-Closing Stockholders, Searchlight, the Sponsor or any of their respective Affiliates or any such Pre-Closing Holder Director, Searchlight Director or Sponsor Director to the fullest extent permitted by applicable law.
6.8    Assignment; No Third Party Beneficiaries.
6.8.1    This Investor Rights Agreement and the rights, duties and obligations of any party hereunder may not be assigned or delegated by any party in whole or in part other than as expressly set forth in this Section 6.8.
6.8.2    A Holder may assign or delegate such Holder’s rights or obligations under this Investor Rights Agreement, in whole or in part, to (a) up to five (5) Permitted Transferees (provided, that in the case of rights or obligations under Article II, such Permitted Transferee must also be an Affiliate of such Holder), without the consent of any other party hereto; and (b) to any other Person with the prior written consent of PubCo (and, in the case of rights or obligations under Article II, each of the Principal Holders that, as of the date as of such assignment or delegation, has the right to designate a person to the Board pursuant to Section 2.1). For the avoidance of doubt, no transferee shall be entitled to any such rights or obligations under this Investor Rights Agreement unless such Holder has transferred Equity Securities to such transferee in accordance with this Investor Rights Agreement.
6.8.3    This Investor Rights Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.
6.8.4    This Investor Rights Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Investor Rights Agreement (including pursuant to Sections 2.1.9, 2.1.10, 5.1 and 6.7 hereof).
6.8.5    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate PubCo unless and until PubCo shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to PubCo, to be bound by the applicable terms and provisions of this Investor Rights Agreement (which may be accomplished by an addendum or certificate of joinder to this Investor Rights Agreement).
6.8.6    Any transfer or assignment made other than as provided in this Section 6.8 shall be null and void.
6.9    Counterparts; Interpretation.
6.9.1    This Investor Rights Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.9.2    When a reference is made in this Investor Rights Agreement to an Article, Section, subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section of, a subsection of, or an Exhibit or Schedule to this Investor Rights Agreement unless otherwise indicated. The headings contained in this Investor Rights Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Investor Rights Agreement. Whenever the words “include,” “includes” or “including” are used in this Investor Rights Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Investor Rights Agreement shall refer to this Investor Rights Agreement as a whole and not to any particular provision of this Investor Rights Agreement unless the context requires otherwise. The words “date hereof” when used in this Investor Rights Agreement shall refer to the date of this Investor Rights Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions contained in this Investor Rights Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Investor Rights Agreement, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by applicable law, if the last day of such period is not a business day, the period in question shall end on the next succeeding business day).
6.10    Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS INVESTOR RIGHTS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS INVESTOR RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.
6.11    TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS INVESTOR RIGHTS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS INVESTOR RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS INVESTOR RIGHTS AGREEMENT.
6.12    Amendments and Modifications. Upon the written consent of each of Searchlight, the Sponsor and the ABRY Entities (in each case, so long as it holds Registrable Securities or otherwise has rights to designate one or more directors to the Board pursuant to Article II), compliance with any of the provisions, covenants and conditions set forth in this Investor Rights Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of PubCo, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or PubCo and any other party hereto or any failure or delay on the part of a Holder or PubCo in exercising any rights or remedies under this Investor Rights Agreement shall operate as a waiver of any rights or remedies of any Holder or PubCo. No single or partial exercise of any rights or remedies under this Investor Rights Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.13    Termination of RRA. Effective upon the Prior Original Date, the Original RRA and all of the respective rights and obligations of the parties thereunder was terminated in their entirety and of no further force or effect. PubCo represents and warrants that this Investor Rights Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, including the Original RRA, the Prior Original Agreement and the Prior Agreement and in the event of a conflict between any such agreement or agreements and this Investor Rights Agreement, the terms of this Investor Rights Agreement shall prevail. PubCo agrees that (i) it shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders hereunder, and (ii) it shall not grant any registration rights to third parties which are more favorable than the rights granted hereunder unless such more favorable rights are concurrently added to the rights granted hereunder.
6.14    Term. This Investor Rights Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder, following the Prior Original Date, ceases to hold any Registrable Securities, except that Articles I (to the extent set forth therein), V and VI shall survive any such termination.
6.15    Holder Information. Each Holder agrees, if requested in writing, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations hereunder.
6.16    Legends. Without limiting the obligations of PubCo set forth in Section 4.6, each of the Holders acknowledges that (i) no transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) PubCo shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Investor Rights Agreement and (y) remove such restrictive legends at the time the applicable transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.
6.17    Adjustments. If, and as often as, there are any changes in the shares of Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Investor Rights Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the shares of Common Stock as so changed.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Investor Rights Agreement to be executed as of the date first above written.

PUBCO:

KORE GROUP HOLDINGS, INC.

By:	/s/ Ronald Totton
Name: Ronald Totton
Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Investor Rights Agreement to be executed as of the date first above written.

ABRY ENTITIES:

ABRY PARTNERS VII, L.P.

By: ABRY VII Capital Partners, L.P.
Its: General Partner

By: ABRY VII Capital Investors LLC
Its: General Partner

By:	/s/ Robert MacInnis
Name: Robert MacInnis
Title: Authorized Signatory

ABRY PARTNERS VII CO-INVESTMENT FUND, L.P.

By: ABRY Partners VII Co-Investment GP, LLC
Its: General Partner

By: ABRY VII Capital Investors, LLC
Its: General Partner

By:	/s/ Robert MacInnis
Name: Robert MacInnis
Title: Authorized Signatory

ABRY INVESTMENT PARTNERSHIP, L.P.

By: ABRY Investment GP, LLC
Its: General Partner

By:	/s/ Robert MacInnis
Name: Robert MacInnis
Title: Authorized Signatory

ABRY SENIOR EQUITY IV, L.P.

By: ABRY Senior Equity Investors IV, L.P.
Its: General Partner

By: ABRY Senior Equity Holdings IV, LLC
Its: General Partner

By:	/s/ Robert MacInnis
Name: Robert MacInnis
Title: Authorized Signatory

ABRY SENIOR EQUITY IV CO-INVESTMENT FUND, L.P.

By: ABRY Senior Equity Co-Investment GP IV, LLC
Its: General Partner

By: ASE Senior Equity Holdings IV, LLC
Its: Member

By:	/s/ Robert MacInnis
Name: Robert MacInnis
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have caused this Investor Rights Agreement to be executed as of the date first above written.

SPONSOR:

CERBERUS TELECOM ACQUISITION HOLDINGS, LLC

By:	/s/ Frank Bruno
Name: Frank Bruno
Title: Authorized Person

IN WITNESS WHEREOF, the undersigned have caused this Investor Rights Agreement to be executed as of the date first above written.

SEARCHLIGHT IV KOR, L.P.

By: Searchlight Capital Partners IV GP AGG, LLC
Its: General Partner

By:	/s/ Andrew Frey
Name: Andrew Frey
Title: Authorized Person